Nasdaq: CNFR Fulfilling the Unique Needs of Specialty Insurance Markets as a Long-Term Partner Q3 2022 Investor Conference Call November 10, 2022 Exhibit 99.1

Safe Harbor Statement 2

Conifer Holdings, Inc. provides niche market insurance programs through Conifer Insurance Company and White Pine Insurance Company on both an admitted and E&S basis. Conifer’s Infrastructure 3

Q3 2022 Highlights Top Line Growth in Select Commercial and Personal Lines GWP Q3 2022: $33M -1.8% over Q3 2021 GWP ex. of deemphasized lines +8.9% over Q3 2021 Achieving rate across many lines Focus is on expanding profitable core premium within current, refined business mix Strategic Initiatives Executed Loss Portfolio Transfer agreement executed to secure $20M adverse development cover Protection against future impact of legacy reserve drag from 2019 and prior accident years MGA Asset Sale proceeds used in part to fund up-front cost of LPT reinsurance agreement Book Value of $1.32 per share Shareholders’ equity of $16.2M Does not include $20.7M of DTA ($1.69 per share) Total adjusted book value of $3.01 as of quarter ended September 30, 2022 Strategic Initiatives Continue to Drive Growth 4

Investment Thesis Focused Expertise in Niche Specialty Insurance Markets Operating Strategy 2 Attractive Entry Point Valuation Based on Operating Trajectory 3 1 5

Our Lines Of Business Commercial Personal Gross Written Premium for Q3 2022: $33 Million 6

Example: Restaurants, Bars and Taverns Conifer has had ties to the Hospitality Industry since the late 1980s, providing coverage and peace of mind for proprietors. Experts in Niche Markets Commercial Lines 7

Focus on classes where we have deep underwriting knowledge and experience Partner with retail and select wholesale agencies and retain underwriting authority in-house: Underwriting teams have established strong relationships with retail and wholesale specialists in these lines of business. With agents who specialize in our unique classes, we remain closer to our insureds and underwrite a stronger account / risk profile. A hallmark of our success has always been tight agent relationships that generate high account retention: Commercial retention in the quarter was over 90%. High account retention allows us to selectively grow market share where we see the best pricing and profitability. Leverage ability to write on E&S and admitted paper for rate and form flexibility: Our markets continue firming, and we are seeing rate increases in our specialty markets. Increasing rate, especially Excess & Surplus lines. Maintain low limits as much as possible: vast majority of property TIV is under $1M Also, we are seeing opportunities for additional market share movement in our space Continuing to emphasize specialty business, our premium mix remains firmly dedicated to Commercial Lines with 83.5% Specialty Commercial and 16.5% Personal Lines for Q3 2022. Commercial Lines Focus: Disciplined, Quality Underwriting 8

Top line growth in current business mix: ex. of deemphasized lines, commercial lines GWP increased 4% over Q3 2021 Commercial Lines represented roughly 84% of the premium written in Q3 2022 Sustained expansion of Michigan state premium and market share Commercial Lines 9

Underwriting teams have established strong relationships with retail and wholesale specialists in low value dwelling markets Leverage ability to write on E&S and admitted paper, where possible, for rate and form flexibility Utilize technology to appropriately price our property risks Maintain competitive advantage in ease of use for agency portal and submission/bind process Cloud-based agency portal system with strong data mining and predictive outcome capabilities Maintain rate and underwriting discipline regardless of market cycles 10 Personal Lines Focus: Niche Specialty Homeowners Products

$3.9M $5.5M MILLIONS Gross Written Premium Personal Lines production was approximately 16% of total premium in Q3 2022 Growth in low-value dwelling segment with Oklahoma as largest state Q3 2022 Combined Ratio for Personal Lines: 120.5% +41.5% Personal Lines 11

12 12 Claims Management *open liability claims as of September 30, 2022 Open Liability Claims Down 28% from 3Q19

13 Claims Management As of September 30, 2022, total open claim volume is down 6% from 2021, down 13% from 2020, and down 27% from 2019. 78% Decrease from 3Q19

Operating Strategy Attractive Entry Point Valuation Based on Operating Trajectory Focused Expertise in Niche Specialty Insurance Markets 2 3 1 Investment Thesis 14

Strategic Initiatives: Progress to Date Focusing on most profitable specialty commercial and personal lines Significant Rate Increases Infrastructure in place to handle anticipated growth Reducing exposure to underperforming markets and geographies Expense management showing results Expansion in select specialty markets and reliable geographic venues Rate contributed significantly to Q3 2022 premium growth Emphasis on achieving appropriate scale Substantial decrease in number of open claims leads to more predictable loss-cost predictions in future periods Expense ratio 39.9% for Q3 2022 15

Q3 2022 Results Overview Gross Written Premium: GWP was $33.1M in Q3 2022, down 1.8% from Q3 2021 Excluding deemphasized lines of business, GWP increased 9% over Q3 2021 Total Commercial Lines GWP decreased 7% from Q3 2021 Excluding deemphasized lines of business, Commercial Lines GWP increased 4% over Q3 2021 Personal Lines GWP increased 41.5% over Q3 2021, in historically profitable business lines Net Earned Premium: NEP was $25.0M in Q3 2022, essentially unchanged from the prior year period Personal Lines NEP grew 40.6% year over year to $4.2M for Q3 2022 Commercial Lines NEP was $20.8M for the quarter, down 5.4% from Q3 2021 16

Continued focus on disciplined underwriting in our most profitable specialty lines of business Personal Lines combined ratio was 120.5% for Q3 2022 Accident Year combined ratio for Personal Lines was 111.4% for the quarter Commercial Lines combined ratio was 103.6% for Q3 2022 Due in large part to the Company’s efforts to strengthen its reserves in specific, deemphasized lines of business Since 2018, significant re-underwriting has taken place in the quick service restaurant (QSR) book, eliminating poor performers and geographies QSR premiums are down more than 95% from peak, refined to core performing book 84% of total premiums in Q3 2022 were from core specialty commercial business in historically profitable lines and geographies Continued growth expected to come from small business and low-value dwelling programs for the remainder of 2022 and beyond Q3 2022 Results Overview Combined Ratio 106.9% 106.5% 17

Debt Security Portfolio Allocation Net Investment Income for Q3 2022: $860,000 Highly liquid portfolio of investment grade debt securities Total cash & investment securities of $179.1M at September 30, 2022: Average duration: 3.4 years Average tax-equivalent yield: ~2.0% Average credit quality: AA+ Q3 2022 Investment Portfolio 18

Investment Thesis 19

Why Conifer 20

Aligned and Experienced Management Team Insiders own over 72% of outstanding stock 21

Contact: Jessica Gulis (248) 559-0840 ir@cnfrh.com Appendix Income Statement Balance Sheet Summary Financial Information Adjusted Operating EPS 22

Net loss of $1.5 million, or $0.14 per share, based on 11.1 million average shares outstanding For Q3 2022, adjusted operating loss was $1.4 million, or $0.13 per share Q3 2022 Income Statement 23

Shareholders’ equity of $16.2 million – book value of $1.32 a share $1.69 per share full valuation allowance against deferred tax assets not reflected in book value Total adjusted book value of $3.01 as of quarter ended September 30, 2022 September 30, 2022 Balance Sheet 24

Summary Financial Information 25

Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. Beginning in 2018, the change in fair value of equity securities, net of tax, and the deferred gain on losses ceded to the ADC are also excluded from net income to arrive at adjusted operating income. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted Operating Income 26